Exhibit 99.1

FOR IMMEDIATE RELEASE

BED BATH & BEYOND ANNOUNCES PLAN TO RE-OPEN STORES AND EXPAND

ROLL-OUT OF STORE FULFILLMENT

Approximately 600 More Stores will Open to Public Across North America

Contactless Curbside Pickup Expanded to Approximately 1,350 Locations

UNION, New Jersey – May 22, 2020 — Bed Bath & Beyond Inc. (Nasdaq: BBBY) today announced plans to re-open more stores and further expand store fulfillment services as part of its phased approach to re-opening stores across North America, subject to state and local regulations. The Company plans to take the following steps by June 13:

•	Re-open approximately 600 additional stores to the public, including approximately 500 Bed Bath & Beyond stores across North America, as well as around 50 Christmas Tree Shop stores and around 50 Cost Plus World Market stores in the US. In addition to buybuy BABY and Harmon Face Values stores, which remain open to serve essential infant, health and personal care needs, this means around 50% of the Company’s total store fleet is expected to be open by June 13.
•	Expand contactless curbside pickup services to approximately 1,350 stores in total, adding a further 600 additional locations. Contactless curbside will be available at approximately 90% of the Company’s total store fleet across the US and Canada.
•	Bring approximately 11,000 associates back from furlough as stores re-open to the public and services are expanded across North America.

Mark Tritton, President & CEO, said, “We continue to respond to the COVID-19 situation with measured, purposeful steps to help keep our people safe and our customers served. We recently launched our Store Safety Plan and are guided by our medical team and national, state and local guidance to help ensure customers can shop with us confidently.

“Customers across North America are already taking advantage of the ease and convenience of Buy-Online-Pick-Up-at Store (BOPIS) and contactless curbside pickup, and we’re delighted to roll-out these services to over 1,000 store locations, as well as welcoming customers back into hundreds of our stores again as we start to re-open across the US and Canada.

“We’re seeing strong online engagement from our loyal customers through this period. Over recent weeks in the US, traffic to our Bed Bath & Beyond website and mobile app is up approximately 30% and digital sales have doubled. Customers are also responding well to the launch of BOPIS and contactless curbside pickup, with these services accounting for a meaningful percentage of our Bed Bath & Beyond US digital sales in the last week, and we anticipate continued growth as we expand the service to more stores in the coming weeks.

“Our financial flexibility allows us to take this patient, market-by-market approach, while we invest in rebuilding our business and introducing new services for our loyal customers. I want to thank our dedicated teams for helping us resume operations safely and look forward to welcoming more of our team back into our business as we re-open more stores in the coming weeks.”

Bed Bath & Beyond also announced a $10 million plan to donate essential items to those affected by COVID-19 this week. The ‘Bringing Home Everywhere’ program will deliver products that provide home comfort and essential support to communities and those on the frontline of the pandemic across the US and Canada.

Tritton continued, “Our homes have become even more central to our lives during this crisis, yet we know that for many people that sense of home has been affected by the health and economic impacts of COVID-19. We’re doing what we can to bring home everywhere, creating comfort and providing essential support to communities suffering in the face of this pandemic. So, whether it’s fresh sheets, pillows and towels for people in the hospital or nursing care, food and home items for those in need, or toys or essential infant supplies for children, we’re doing what we can to make it easy to feel at home for those most in need at this time.”

While the Company continues its measured approach to re-opening stores, it expects around half of its stores across its retail banners to remain closed to the public through June 13, 2020. In conjunction with the decision to further extend temporary store closures, Bed Bath & Beyond will also extend the furlough of the majority of store associates and a portion of corporate associates until at least June 13, 2020. As stores re-open during this period, the Company expects to bring approximately 11,000 associates back from furlough. The Company will continue to pay 100% of the cost of healthcare premiums for all furloughed associates who currently participate in the Company’s health plan, until further notice.

About Bed Bath & Beyond Inc.

Bed Bath & Beyond Inc. and subsidiaries (the "Company") is an omnichannel retailer that makes it easy for our customers to feel at home. The Company sells a wide assortment of domestic merchandise and home furnishings. The Company also provides a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

Forward Looking Statements

This press release contains forward-looking statements, including, but not limited to, the Company’s plans in response to the novel coronavirus (COVID-19). Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; risks associated with COVID-19 and the governmental responses to it, including its impacts across the Company's businesses on demand and operations, as well as on the operations of the Company's suppliers and other business partners, and the effectiveness of the Company's actions taken in response to these risks; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, and other factors such as natural disasters, such as pandemics, including the COVID-19 pandemic, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; the ability to effectively and timely adjust the Company's plans in the face of the rapidly changing retail and economic environment, including in response to the COVID-19 pandemic; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, including the COVID-19 pandemic, on the Company’s capital allocation strategy; risks associated with the ability to achieve a successful outcome for its business concepts and to otherwise achieve its business strategies; the impact of intangible asset and other impairments; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; and foreign currency exchange rate fluctuations. The Company does not undertake any obligation to update its forward-looking statements.

CONTACTS:

INVESTOR CONTACT: Janet M. Barth, (908) 613-5820 OR IR@bedbath.com

MEDIA CONTACT: Dominic Pendry, (347) 604-0381 or dominic.pendry@bedbath.com